FERC Approves Transmission Rate Incentives Requested for Maine Power Connection

PRESQUE ISLE, ME -- 11/19/2008 -- Officials at Maine Public Service Company (MPS), a subsidiary of Maine & Maritimes Corporation (AMEX: MAM) (NYSE Alternext U.S.: MAM), confirm that the Federal Energy Regulatory Commission (FERC) has conditionally approved transmission rate incentives for the Maine Power Connection Project (MPC Project) sponsored by MPS and Central Maine Power Company. The companies requested a 1.5 percent incentive rate equity adder and recovery of prudently incurred costs if the project is abandoned as a result of factors beyond their control.

FERC authorized the requested incentives on the condition that the project is included in ISO-New England's Regional System Plan as a Market Efficiency Transmission Upgrade.

View the Order as filed at FERC's e-library:

http://elibrary.FERC.gov/idmws/file_list.asp?accession_num=20081117-3037

About Maine Public Service Company:

Maine Public Service Company, a subsidiary of Maine & Maritimes Corporation (NYSE Alternext U.S.: MAM), is a regulated electric transmission and distribution utility serving approximately 36,000 electricity customer accounts in northern Maine. MAM is also the parent company of MAM Utility Services Group, an unregulated wholly-owned US subsidiary which focuses on such areas as transmission infrastructure to support wind generation, utility asset maintenance contracts, and other utility-related services. Corporate headquarters are located in Presque Isle, Maine, and the corporate website is www.maineandmaritimes.com.

Cautionary Statement Regarding Forward-Looking Information:

Except for historical information, all other information provided in this news release consists of "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1935. Although Maine & Maritimes Corporation believes that such statements are based on reasonable assumptions, any such statements involve uncertainties and risks that may cause actual results to differ materially from those projected, anticipated, or implied. MAM cautions that there are certain factors that can cause actual results to differ materially from forward-looking information that has been provided, including, without limitation, potential changes in applicable laws and regulations, potential changes in Management, its ability to raise necessary operating and growth capital, increased interest costs, its ability to execute its business plans in a timely and efficient manner, the loss of customers and other factors that are more detailed in MAM's filings with the Securities and Exchange Commission.

MAM-G = General Release

For More Information Contact:
Virginia R. Joles
Director
Economic and Community Development
Tel: 207-760-2418